Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-276306, 333-237482 and 333-211864) and Form S-8 (Nos. 333-271390, 333-269878, 333-262936, 333-253467, 333-236632, 333-229778, 333-223159, 333-216206, 333-209816, 333-202857 and 333-200145) of Nevro Corp. of our report dated February 23, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, CA
February 23, 2024